Exhibit 3.147

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 12/21/1998 981492461 - 2982043

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

of

CABLE ADVERTISING OF ST. LOUIS, L.L.C.

First:	The name of the limited liability company is CABLE ADVERTISING OF ST. LOUIS, L.L.C.
Second:	The address of its registered office in the State of Delaware is 30 Old Rudwick-Lane, Dover, County of Kent, Delaware 19901.
The name of its registered agent at such address is CorpAmerica, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CABLE ADVERTISING OF ST. LOUIS, L.L.C. this 15th day of December, 1998.

CABLE ADVERTISING OF ST. LOUIS, L.L.C., a Delaware limited liability company

By:	Charter Communications Entertainment I, L.P., its Manager

By:	CCA Acquisition Corp, its general partner

By:	/s/ Marcy Lifton
Marcy Lifton
Title: Vice President

MANAGER

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/20/1999 991349731 - 2982043

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION OF

CABLE ADVERTISING OF ST. LOUIS, L.L.C.

Cable Advertising of St. Louis, L.L.C., a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. The name of the Limited Liability Company is Cable Advertising of St. Louis, L.L.C.

2. The Certificate of formation of the Limited Liability Company is hereby amended as follows:

The name of the Limited Liability Company is changed to Charter Advertising Saint Louis, LLC.

3. That the aforesaid amendment was duly adopted in accordance with the applicable provisions in Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 20th day of August, 1999.

/s/ Marcy Lifton
Marcy Lifton, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/28/2002 020542285 - 2982043

Certificate of Amendment to Certificate of Formation

of

CHARTER ADVERTISING OF SAINT LOUIS, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CHARTER ADVERTISING OF SAINT LOUIS, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on August 27, 2002

/s/ Marry A. Lifton
Marcy A. Lifton, Authorized Person

DELLD-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)

State of Delaware Secretary of State Division of Corporations Delivered 05:22 PM 07/08/2003 FILED 05:07 PM 07/08/2003 SRV 030449391 - 2982043 FILE

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

CHARTER ADVERTISING SAINT LOUIS, LLC

a Delaware limited liability company

Charter Advertising Saint Louis, LLC, a Delaware limited liability company (the “Company”), pursuant to Section 18-211 of the Delaware Limited Liability Company Act, hereby certifies as follows:

1. The Certificate of Amendment of Certificate of Formation of Cable Advertising of St. Louis, L.L.C. (the “Certificate of Amendment”) filed with the Delaware Secretary of State on August 20, 1999, is an inaccurate record of the Company.

2. Paragraph 2 of the Certificate of Amendment inaccurately stated the name to which the name of the Company was being changed.

3. Paragraph 2 of the Certificate of Amendment, in correct form, should read in its entirety as follows:

“2. The Certificate of Formation of the Limited Liability Company is hereby amended as follows:

“The name of the Limited Liability Company is changed to Charter Advertising of Saint Louis, LLC.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed by its Authorized Person this 8th day of July, 2003.

/s/ Marcy Lifton
Marcy Lifton, Authorized Person